Exhibit 21.1

SUBSIDIAIRES OF FOXX DEVELOPMENT HOLDINGS INC.

Subsidiaries	Place of Incorporation	Incorporation Time	Percentage Ownership
Foxx Development Inc.	Delaware	November 13, 2023	100%